Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-48814, 333-66382, 333-107818, 333-117969, 333-151764, 333-162322, 333-167628, 333-176237 and 333-184727) of Ixia of our report dated April 4, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 20, 2014